Exhibit 99.2

DPW DRAFT: 4/5/16

Attorney Work Product

Privileged & Confidential

Resolute Energy Corporation

8.50% Senior Unsecured Notes Exchange

Summary of Indicative Terms and Conditions

April 5, 2016

The following outline is a summary of the proposed terms of an exchange (the “Exchange”) of outstanding 8.50% Senior Notes due 2020 (the “Existing Unsecured Notes”) issued by Resolute Energy Corporation (the “Issuer”) for new Senior Secured Third Lien Notes due 2020 (the “Third Lien Notes”).

This Summary of Indicative Terms and Conditions is intended merely as an outline of certain of the material terms of the proposed Exchange and Third Lien Notes.  It is not intended to limit the scope of discussion and negotiation of any matters not consistent with the specific matters set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of April 25, 2012, among the Issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, governing the Existing Unsecured Notes.

Exchange Terms:

Exchange Ratio: 65% (ie. $650 aggregate principal amount of Third Lien Notes issued for each $1,000 aggregate principal amount of Existing Unsecured Notes).

Aggregate Principal Amount Participating in Exchange: $[212] million of Existing Unsecured Notes plus up to an additional $30 million of Existing Unsecured Notes at Issuer’s discretion.

Treatment of Accrued and Unpaid Interest on Existing Unsecured Notes subject to the Exchange: To be paid upon closing of the Exchange in cash.

Implementation of Exchange: Private exchange of Notes to be completed on a Section 4(a)(2) basis.

Equity:

15.0 million aggregate warrants issued pro rata to the holders of the $242 million of Existing Unsecured Notes participating in the Exchange), each of which will be exercisable for one share of the Issuer’s common stock. 9.0 million of such warrants will be exercisable at a price equal to the 30 day volume weighted average price (“VWAP”) per share calculated on the closing date, and 6.0 million of such warrants will be exercisable at a price equal to 120% of the 30 day VWAP per share calculated on the closing date, in each case at any time prior to February 1, 2020, and subject to customary anti-dilutive adjustments (collectively, the “Warrants”). The Warrants will be detached from the Third Lien Notes and be issued pursuant to a separate Warrant Agreement.

Issuer:	Resolute Energy Corporation, a Delaware corporation.
Issue:	Senior Secured Third Lien Notes.
Interest Rate:	11.50% cash interest p.a.
Interest Payment Date:	February 1 and August 1 of each year, beginning on August 1, 2016.

Maturity Date:	February 1, 2020.
Registration:	None.[1]
Collateral:

The Third Lien Notes will be secured by a third lien security interest in all the collateral securing the Issuer’s existing revolving credit facility and second lien term loan facility (other than the currently not-mortgaged midstream assets addressed below), subject to a customary intercreditor agreement as described below.  In connection with the Exchange, the collateral requirements will be modified to require mortgages on substantially all of the Issuer’s oil and gas properties in Reeves County, Texas, 100% of the oil and gas properties located in San Juan County, Utah and, in the aggregate, at least 90% of the total value attributable to all oil and gas properties of the Issuer, subject to customary exclusions to be agreed upon by the first and second lien lenders. Oil and gas properties to be mortgaged are subject to diligence. The Issuer’s midstream assets currently are not fully mortgaged and will not initially be included in the collateral securing the Third Lien Notes. To the extent any additional collateral (including, without limitation, such midstream assets) ultimately secure the Issuer’s existing revolving credit facility and second lien term loan, a third lien security interest in such additional collateral will be granted on such assets.

Intercreditor Agreement:	ICA to remain subject to negotiation.

[1]

NTD: Issuer to assist with transferability of Third Lien Notes via issuing Third Lien Notes without legend upfront (as 144 holding period can be tacked to Existing Unsecured Notes). Issuer to also assist with transferability of warrants and underlying shares upon expiration of 144A holding period.

Debt/Lien Covenants:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Liens securing Indebtedness incurred under the credit facilities basket will be limited to first, second and third lien debt (i.e. Third Lien Notes to count against credit facilities basket).

•No reduction to the amount of the existing credit facilities basket or other debt or lien baskets.

•Third lien debt will be capped at the aggregate principal amount of Third Lien Notes issued in the Exchange.

•Future first lien and second lien debt may not be incurred other than pursuant to an issuance for cash consideration:

oFirst, second or third lien debt may not be issued in an exchange offer or privately negotiated exchange transaction for Existing Unsecured Notes.

oFirst or second lien debt may not be issued in an exchange offer or privately negotiated exchange transaction for Third Lien Notes.

oShould the Issuer seek to refinance its Second Lien Term Loan, the Issuer will have the obligation to notify Monarch Alternative Capital LP, Panning Capital Management, LP

and Claren Road Asset Management, LLC, provided in each case that such holder continues to hold at least 25% in aggregate principal amount of the Third Lien Notes received by such holder in the Exchange, and to provide such holders the opportunity to make a proposal to the Issuer regarding such refinancing, but no other obligation beyond the obligation set forth above.

•[Production Payments] and [Forward Sales] to be included in the definitions of “Indebtedness” and “Liens.”[2]

Restricted Payments:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•The restricted payment covenant will be amended to limit redemption or repurchase of unsecured debt, subordinated debt, and equity, and to limit dividends.[3]

•The restricted payment builder basket will be consistent with Existing Unsecured Notes except the initial capacity will build from the issue date of the Third Lien Notes and will not be increased by exchanges/conversions of debt securities or new issuances (i.e. deletion of existing clause (4) of builder basket).

•In addition to any repurchases permitted under the builder basket or other available baskets, the definition of “Permitted Payment” expanded to include a standalone basket for $25 million for the repurchase of Existing Unsecured Notes, provided that the FMV of any consideration (including, without limitation, any fees paid) for any such repurchase may not exceed $300 per $1,000 principal amount of Existing Unsecured Notes. No reclassification of repurchases between baskets.

•Deletion of General Restricted Payment and General Investment baskets.

Asset Sales:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Proceeds of Asset Sales cannot be used to repurchase or repay unsecured debt while secured debt is outstanding (other than pursuant to new $25 million Existing Unsecured Notes repurchase RP basket).

Consent Fee Sharing:

Equal payment of any consent fee paid to holders of second lien debt for amendments or waivers of second lien debt documents relating to amending financial covenants, debt and liens, asset sales and restricted payments.

[2]	NTD: Appropriate definitions to be discussed to ensure compliance with existing revolving credit facility and second lien term loan facility.
[3]	Question to K&E: what is meant by this? Does this mean that only changes to RP covenant (other than the bullets listed) are that it will also restrict repurchase/redemption of unsecured debt?

Events of Default:

Substantially similar to the Existing Unsecured Notes with the following modifications:

•Customary Event of Default for failure to maintain collateral requirements or comply with security documents or intercreditor agreements.

•Redemption amount (including, if applicable, the make-whole redemption amount) to be paid upon any acceleration of the Third Lien Notes.

Optional Redemption:

The Issuers may redeem all or a portion of the Third Lien Notes on and after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Third Lien Notes redeemed during the twelve-month period beginning on [February] 1 of the years indicated below:

Year – Optional Redemption Price

•2017 – Par plus 75% coupon

•2018 – Par plus 37.5% coupon

•2019  and thereafter – Par

Conditions Precedent:

Customary conditions precedent, including without limitation:

•Satisfactory documentation and diligence.

•Receipt of customary legal opinions.

•Receipt and review of first and second lien debt documents amended in connection with the Exchange.

•Payment of fees, costs and expenses of exchanging holders.

•No Event of Default under existing debt documents.

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